TABLE OF CONTENTS S - 2 Risk Factors S - 4 Alternative Ways to Pursue Your Investment Strategy S - 5 Introduction to Leveraged Performance Investments (PLUS) S - 6 Bull PLUS S - 8 Buffered PLUS S - 1 0 Bear PLUS S - 1 2 Trigger PLUS S - 1 4 Dual Directional Trigger PLUS S - 1 6 Introduction to Leveraged Performance Investment Jump Securities S - 1 7 Jump Securities S - 1 9 Who Should Consider Investing in PLUS or Jump Securities? S u mm a ry Morgan Stanley Wealth Management Structured Investments offer investors a range of investment opportunities with varying features, both in terms of structure and underlying asset class exposure, providing clients with the building blocks they need to pursue their specific financial goals. Investing in the structured investments involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page S - 2 and in the relevant preliminary terms or pricing supplement, any accompanying supplement and the accompanying prospectus. The Securities and Exchange Commission and state securities regulators have not approved or disapproved these structured investments, or determined if this prospectus supplement, any accompanying supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense. These structured investments are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank. All payments are dependent on the issuer’s (and the guarantor’s, if applicable) ability to pay all amounts due. Structured investments are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlier. Leverage Performance Investments: PLUS and Jump Securities We, Morgan Stanley and Morgan Stanley Finance LLC, a wholly owned finance subsidiary of Morgan Stanley, may from time to time offer and sell structured investments . The specific terms of any such structured investments that we offer will be included in the applicable pricing supplement . If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement, the terms described in the applicable pricing supplement will prevail . This prospectus supplement was not prepared by the research departments of Morgan Stanley or Morgan Stanley Wealth Management and it should not be regarded as a research report . Registration Statement Nos. 333 - 275587; 333 - 275587 - 01 Dated October 15, 2024 Filed pursuant to Rule 424(b)(2) PROSPECTUS SUPPLEMENT (To Prospectus dated April 12, 2024) MORGAN STANLEY | 2024 S - 1

MORGAN STANLEY | 2024 S - 2 LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES Risk Factors An investment in structured investments involves a variety of risks and potential conflicts of interest. The following are some of the material risks and potential conflicts related to structured investments. For further discussion of these and other risks, you should read the section/s entitled “Risk Factors” in the offering documents for the offering. We also urge you to consult your investment, legal, tax, accounting and other advisors in connection with your investment in any offering. Morgan Stanley Smith Barney LLC (“Morgan Stanley”), its affiliates and Morgan Stanley Financial Advisors or Private Wealth Advisors do not provide tax or legal advice. Risks relating to an investment in Leveraged Performance Investments An investment in Structured Investments involves risks and the market price of the PLUS or Jump Securities may be influenced by many unpredictable factors. These factors can include, but are not limited to: • Changes in the value of the underlying asset at any time • The volatility (frequency and magnitude of changes in value) of the underlying asset • The dividend yield on the underlier • Geopolitical conditions and other events • Changes in the interest and yield rates in the market • Time remaining to maturity • Any actual or anticipated changes in the issuer’s credit ratings or credit spreads The PLUS or Jump Securities will not be listed on any securities exchange and secondary trading may be limited. The PLUS or Jump Securities will not be listed on any securities exchange and there may be little or no secondary market for the PLUS or Jump Securities. The issuer of the PLUS or Jump Securities may, but is not obligated to, make a market in the PLUS or Jump Securities, and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the PLUS or Jump Securities, taking into account its bid/ offer spread, the issuer’s credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the PLUS or Jump Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS or Jump Securities easily. Since other broker - dealers may not participate significantly in the secondary market for the PLUS or Jump Securities, the price at which you may be able to trade your PLUS or Jump Securities is likely to depend on the price, if any, at which the issuer is willing to transact. If the issuer does not make a market in the PLUS or Jump Securities, it is likely that there will not be a secondary market for the PLUS or Jump Securities. Accordingly, you should be willing to hold your PLUS or Jump Securities to maturity. The PLUS or Jump Securities are subject to the credit risk of the issuer, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the PLUS or Jump Securities. You are dependent on the issuer’s ability to pay all amounts due on the PLUS or Jump Securities at maturity, and, therefore, you are subject to the credit risk of the issuer. If the issuer defaults on its obligations under the PLUS or Jump Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the PLUS or Jump Securities prior to maturity will be affected by changes in the market’s view of the issuer’s creditworthiness. Any actual or anticipated decline in the issuer’s credit ratings or increase in the credit spreads charged by the market for taking the issuer’s credit risk is likely to adversely affect the market value of the PLUS or Jump Securities. The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by the issuer’s secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the PLUS or Jump Securities in the original issue price reduce the economic terms of the PLUS or Jump Securities, cause the estimated value of the PLUS or Jump Securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers may be willing to purchase the PLUS or Jump Securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging - related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect the issuer’s secondary market credit spreads and the bid - offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors. The inclusion of the costs of issuing, selling, structuring and hedging the PLUS or Jump Securities in the original issue price and the lower rate the issuer is willing to pay as the issuer make the economic terms of the PLUS or Jump Securities less favorable to you than they otherwise would be. However, because the costs associated with issuing, selling, structuring and hedging the PLUS or Jump Securities are not fully deducted upon issuance, for a period following the issue date, to the extent that the agent may buy or sell the PLUS or Jump Securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to the issuer’s secondary market credit spreads, it would do so

MORGAN STANLEY | 2024 S - 3 based on values higher than the estimated value, and the issuer expects that those higher values will also be reflected in your brokerage account statements. In addition, the costs included in the original issue price of a structured investment will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services to the offering. The estimated value of the PLUS or Jump Securities is determined by reference to the issuer’s pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market - standard way to value these types of securities, the issuer’s models may yield a higher estimated value of the PLUS or Jump Securities than those generated by others, including other dealers in the market, if they attempted to value the PLUS or Jump Securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including the issuer’s affiliate, would be willing to purchase your PLUS or Jump Securities in the secondary market (if any exists) at any time. The value of your PLUS or Jump Securities at any time after the date of the applicable pricing supplement will vary based on many factors that cannot be predicted with accuracy, including the issuer’s creditworthiness and changes in market conditions. See also “An investment in Structured Investments involves risks LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES and the market price of the PLUS or Jump Securities may be influenced by many unpredictable factors” above. Investing in the PLUS or Jump Securities is not equivalent to investing in the underlying asset. Investing in the PLUS or Jump Securities is not equivalent to investing in the underlying asset. As an investor in the PLUS or Jump Securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying asset. Governmental regulatory actions, such as sanctions, could adversely affect your investment in the PLUS or Jump Securities. Governmental regulatory actions, including, without limitation, sanctions - related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding particular PLUS or Jump Securities or the underlying asset, or engaging in transactions in them, and any such action could adversely affect the value of the underlying asset. These regulatory actions could result in restrictions on particular PLUS or Jump Securities and could result in the loss of a significant portion or all of your initial investment in such PLUS or Jump Securities, including if you are forced to divest such PLUS or Jump Securities due to the government mandates, especially if such divestment must be made at a time when the value of such PLUS or Jump Securities has declined. Risks relating to an investment in PLUS. Generally, PLUS do not pay interest or guarantee return of principal. The terms of the PLUS differ from those of ordinary debt securities in that the issuer does not guarantee to pay you the principal amount of the PLUS at maturity and generally do not pay you interest on the PLUS. Instead, at maturity you will receive for each PLUS that you hold an amount in cash based on the final value of the underlying asset. If the final value of the underlying asset is less than its initial value, in the case of bull market PLUS, or is greater than its initial value, in the case of bear market PLUS, you will lose some or all of your investment. Your appreciation potential is limited. Risk relating to an investment in Jump Securities Generally, Jump Securities do not pay interest or guarantee return of principal. The terms of the Jump Securities differ from those of ordinary debt securities in that issuer does not guarantee to pay you the principal amount of the Jump Securities at maturity and generally do not pay you interest on the Jump Securities. Instead, at maturity you will receive for each Jump Security that you hold an amount in cash based on the final value of the underlying asset. If the final value of the underlying asset is less than its initial value, you will receive an amount in cash that is less than the stated principal amount of each Jump Security by an amount proportionate to the decline in the closing value of the underlying asset, and you will lose money on your investment. Your appreciation potential is limited. The appreciation potential of the Jump Securities is generally limited by the maximum payment at maturity. You will not benefit from any significant appreciation of the underlier.

LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES Alternative Ways to Pursue Your Investment Strategy The Structured Investments team creates and delivers investments tailored to meet different investment objectives for many types of investors — from those offerings that return par at maturity to those that are more growth - oriented and expose investors to greater market risk. The features of these securities are represented by five basic categories: Market - Linked Deposits (FDIC insured) and Market - Linked Notes, Partial Principal at Risk Securities, Enhanced Yield Investments, Leveraged Performance Investments and Access Investments. Structured Investments can be offered in a variety of forms, such as certificates of deposit, units or warrants, but are most commonly offered as senior unsecured notes with returns linked to the performance of individual or combinations of underlying assets, including equities, commodities, currencies and interest rates. Some of these asset classes may be difficult for individual investors to access through traditional means. These notes, however, expose investors to the credit risk of the issuer (and the guarantor, if applicable) and are not a direct investment in the underlying asset. In this prospectus supplement, references to the credit risk of the issuer include the credit risk of the guarantor, if applicable. In addition to the credit risk of the issuer, investing in Structured Investments involves risks that are not associated with investments in ordinary fixed or floating rate debt securities. Please read and consider the risk factors set forth under “Risk Factors” as well as the specific risk factors contained in the offering documents for any specific Structured Investment. TACTICAL OFFERINGS Risk - Return Spectrum More Conservative, Lower Risk Level and Lower Potential Return More Aggressive, Higher Risk Level and Higher Potential Return A cce ss * Enhanced Yield Structured Investments are often linked to a single stock, which increases risk in the underlying asset, but some Enhanced Yield structures can pay par at maturity, which results in lower risk to the principal amount invested. Depending on the features of a particular offering, Enhanced Yield and Leveraged Performance Investments offerings are often equally as aggressive, as compared to Partial Principal at Risk Securities, Market - Linked Deposits and Market - Linked Notes. These strategies are usually for income - oriented investors. Investing in Structured Investments involves risk, including the possibility of a total loss of principal. Investors should read the security’s offering documentation prior to making an investment decision. Enhanced Yield* Le v e r a g ed Performance Investments Bull PLUS Buffered PLUS Bear PLUS Partial Principal at Risk Securities M a r k e t - L in k e d Notes and Market - Linked Deposits Enhanced Yield Investments Leveraged Performance Investments Partial Principal at Risk Securities Market - linked Notes and Market - linked Deposits Access investments MORGAN STANLEY | 2024 S - 4 Leveraged Performance investments can be used as alternatives to traditional investments that do not have leverage features.

Introduction to Leveraged Performance Investments PLUS LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES Performance Leveraged Upside Securities (PLUS) represent a Leveraged Performance Investments strategy that can be used to achieve specific investment objectives through various risk - reward profiles. Common applications include: Using PLUS as an enhanced alternative to traditional investments. PLUS offers investors an opportunity to enhance portfolio returns while being exposed to similar downside market risk relative to a direct investment in the underlying asset, provided that the PLUS are held to maturity. In exchange for leverage within a range of performance, most PLUS returns are subject to a maximum payment at maturity, and all payments on the PLUS are subject to the credit risk of the issuer. This leverage feature may provide investors with enhanced returns relative to a direct investment in the underlier. Similar to traditional investments, PLUS generally have one - for - one downside exposure. For PLUS linked to equities, the performance of the equity underliers are typically calculated on a price - return basis, and therefore the payout on the PLUS will not reflect any dividends paid on the underlier that you would receive with a direct investment in the equity. Accordingly, the performance comparisons in this prospectus supplement are based on the price return of the underliers. If a specific PLUS is linked to an underlier calculated on a total - return basis, it will be specified in the applicable offering document. Key Features Key Risks Risk of loss of principal at maturity and increased loss if not held to maturity 1 1 2 2 3 3 All payments subject to the credit risk of the issuer Leveraged upside exposure within a range of price performance Similar downside market risk to owning an investment directly with one - for - one downside exposure Most PLUS have maturities of approximately 6 to 36 months No interest payments or dividends. Unless specified, PLUS linked to equities will be calculated on a price - return basis. Investing in PLUS involves risks. See “Risk Factors.” Asset allocation does not assure a profit or guarantee that you will not suffer a loss in declining financial markets. Using PLUS to diversify underlying asset class exposure. To assist in portfolio allocation, Morgan Stanley Wealth Management regularly offers PLUS tied to the performance of major benchmark indexes such as the S&P 500® Index, Dow Jones Industrial Average ® , Nasdaq - 100 Index®, MSCI Emerging Markets Index SM and MSCI EAFE Index®, as well as more tactical PLUS linked to current market themes and a variety of asset classes. MORGAN STANLEY | 2024 S - 5 However, PLUS are debt securities of the applicable issuer, they do not provide investors with ownership of the underlying assets and all payments on the PLUS are subject to the credit risk of that issuer. This prospectus supplement addresses a few of the most common PLUS structures (Bull, Buffered and Bear PLUS, Trigger PLUS and Dual Directional Trigger PLUS). Other variations of PLUS are possible, but they are not discussed in this prospectus supplement.

LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES Bull PLUS For investors who believe markets will appreciate in the near term, Bull PLUS generally pays double or triple the price return of the underlier up to a maximum payment at maturity. In moderately bullish markets, the leverage feature can outperform a direct investment. The leverage factor means fewer dollars may be allocated to an underlying strategy to drive comparable upside returns, subject to the maximum payment at maturity — freeing up assets for other investments. This approach of reducing the overall dollars invested in the underlier may help limit potential overall losses in the investor’s portfolio if the underlier depreciates at maturity, although the full amount of the investor’s principal investment will still be exposed to any declines in the underlier level. Underlier Loss/ Profit Maximum Payment Bull PLUS Underlier Bull PLUS Outperformance Range 1 00 0 _ _ + + Enhanced upside exposure subject to a maximum payment at maturity, full downside risk. Sample Terms 15 Months Maturity 200% Upside leverage 116% Maximum payment at maturity 100% Downside risk MORGAN STANLEY | 2024 S - 6 This example is for hypothetical purposes only.

Bull PLUS Sample Returns at Maturity LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES - 20% - 20% 0% 0% +2% +4% +4% +8% 1 x D o w n s i d e Exposure Maximum Payment is 116% Maximum Payment is 116% 2x Leveraged Upside Exposure +16% +6% +12% +12% +10% +16% +17% +16% +8% +16% +16% +16% +20% +16% Underlier Price Return Bull PLUS Return This example is for hypothetical purposes only and does not cover the complete range of possible payouts at maturity. If the underlier depreciates at maturity, the Bull PLUS will redeem for a loss equivalent to having owned the underlier outright . * This loss can be significant . If the underlier has appreciated at all at maturity, as long as the appreciation is less than the maximum payment of 16%, the Bull PLUS will outperform a direct investment in the underlier.* If the underlier has appreciated by more than 16% at maturity, the Bull PLUS will return 16% and underperform a direct investment in the underlier.* * Excluding dividends Similar to traditional investments, you could lose some or all of your initial investment in Bull PLUS if the underlier depreciates . Investors can use Bull PLUS to complement existing long market exposure. For example, an investor may choose to replace 20% of an allocation in a broad market index with a PLUS based on the same index. This strategy enables an investor to enhance overall portfolio performance in moderately bullish markets while being exposed to similar downside market risk, provided that the PLUS are held to maturity. MORGAN STANLEY | 2024 S - 7

LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES M a t u r i t y 30 Months Upside leverage 2 0 0 % Maximum payment at maturity 11 8 % Buffer amount 1 0 % This example is for hypothetical purposes only. Buffered PLUS Investors who are not comfortable retaining full downside exposure may want to consider Buffered PLUS. Buffered PLUS provides a limited buffer against a loss at maturity and enhanced upside exposure, subject to a maximum return at maturity . In exchange for this buffer against a modest decline at maturity, Buffered PLUS tends to have lower maximum payments at maturity or lower upside leverage, as compared to Bull PLUS with the same maturity and the same underlier. HOW THE BUFFER FEATURE WORKS If the underlier has declined at maturity, as long as it has not declined by more than the buffer amount (usually 10% to 20% of the underlier’s initial level), the Buffered PLUS will redeem for par. However, if the underlier declines by more than the buffer amount, the Buffered PLUS will return par minus any decline below the buffer amount. For example, if the buffer amount is set at 10% of the underlier’s initial level and at maturity the underlier has declined by 25%, the Buffered PLUS will redeem for a 15% loss (or 85% of the amount initially invested). Sample Terms Underlier Loss/ Profit Maximum Payment B u f f e r Bull PLUS Underlier Buffered PLUS Outperformance Range 1 00 0 _ _ + + Enhanced upside exposure subject to a maximum payment at maturity, limited buffer against loss at maturity. MORGAN STANLEY | 2024 S - 8

LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES Buffered PLUS Return Underlier Price Return - 30% Principal Below - 40% - 10% Buffer is Risk - 20% 0% - 10% 0% Par is paid - 5% 0% 0% +8% +12% +18% 2x Leveraged Upside Exposure +4% +6% +9% MORGAN STANLEY | 2024 S - 9 Buffered PLUS Sample Returns at Maturity Maximum Payment is 118% Maximum Payment is 118% +12% +18% +25% +18% +10% +18% +14% +18% +40% +18% Buffered PLUS can be used by investors who are moderately bullish and wish to complement a long position with a more defensive strategy. This example is for hypothetical purposes only and does not cover the complete range of possible payouts at maturity. If the underlier depreciates by more than 10%, investors lose 1% for every 1% depreciation in excess of 10%. If the underlier declines by 25%, the investor’s loss is 15%; however, the Buffered PLUS performance is still 10% better than a direct investment in the underlier.* If the underlier declines by 10% or less, the Buffered PLUS redeems for par and outperforms a direct investment in the underlier.* If the underlier has appreciated at all at maturity, as the appreciation is less than the maximum payment of 18%, the Buffered PLUS will outperform a direct investment in the underlier.* If the underlier has appreciated by more than 18% at maturity, the Buffered PLUS will return 18% and underperform a direct investment in the underlier.* * Excluding dividends

LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES Maturity 6 Months Downside leverage 200% M a x i m u m p a y m e n t a t m a t u r i t y 11 5% Maximum loss at maturity 9 0 % This example is for hypothetical purposes only. Bear PLUS Bear PLUS is designed to generate positive returns in a declining market. Bear PLUS typically pays a return equal to two or three times any market decline, subject to a maximum payment at maturity. If the underlier appreciates at maturity, Bear PLUS will redeem for a loss. Traditional “short” strategies may be difficult for individuals to implement and may expose investors to unlimited potential loss. Bear PLUS can be an effective way for investors to execute a bear market view or hedge a portfolio . Bear PLUS limits investor loss to a percentage of the amount invested, 90% , for example, but never more than the original investment . Having paid for Bear PLUS at issuance, an investor is not required to post any collateral that might be required to invest in a traditional short strategy. Sample Term Underlier Loss/ Profit M a x im um P a y me nt Bull PLUS Underlier Bear PLUS Outperformance Range 1 00 0 _ _ + + Leveraged inverse exposure subject to a maximum payment at maturity, with downside risk. MORGAN STANLEY | 2024 S - 10

+10% - 5% If the underlier depreciates at maturity by more than +15% Maximum Payment - 8% 7.5%, the Bear PLUS will return no more than 15%.* +15% is 115% - 10% MORGAN STANLEY | 2024 S - 11 LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES Bear PLUS Sample Returns at Maturity +40% - 40% +90% - 90% 0% 0% Maximum Loss is 90% 2x Leveraged Downside Exposure Maximum Payment is 115% 1x Upside Loss - 4% +8% - 38% +15% - 2% +4% - 40% +15% Underlier Price Return Bear PLUS Return This example is for hypothetical purposes only and does not cover the complete range of possible payouts at maturity. If the underlier appreciates by more than 90%, the investor’s maximum loss is 90%.* If the underlier appreciates, the investor loses 1% for every 1% of the underlier’s appreciation up to 90%.* If the underlier depreciates, the Bear PLUS will return two times the decline, subject to the maximum payment of 15%.* If the underlier depreciates at maturity by more than 15%, the Bear PLUS will underperform a short position in the underlier.* * Excluding dividends

LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES 60 Months Maturity 200% Upside leverage 130% Maximum Payment at Maturity 85% Trigger level This example is for hypothetical purposes only Trigger PLUS Investors who are able to withstand full downside exposure, but seek the repayment of principal in the event of a decline of the underlier up to (or, up to or including, as applicable) a specified level, may want to consider Trigger PLUS. Trigger PLUS provides for enhanced upside exposure, subject to a maximum return at maturity, and for the repayment of principal, provided that the underlier does not depreciate to (or to or below, as applicable) the specified trigger level at maturity. Trigger PLUS tends to have lower maximum payments at maturity as compared to Bull PLUS, but may have higher maximum payments at maturity as compared to Buffered PLUS with the same maturities and underliers. HOW THE TRIGGER FEATURE WORKS If the underlier has declined at maturity but it has not declined to (or to or below, as applicable) the trigger level (usually 15% to 30% below the underlier’s initial level), Trigger PLUS will redeem for par. However, if the underlier has declined to (or to or below, as applicable) the trigger level, Trigger PLUS will return par minus the full decline of the underlier from its initial level. For example, if the trigger level is set 25% below the underlier’s initial level and at maturity the underlier has declined by less than (or, less than or equal to, as applicable) 25%, Trigger PLUS will redeem for par. However, if the underlier has declined by 25% or more (or, more than 25%, as applicable), for example, 32%, then Trigger PLUS will redeem for a 32% loss (or 68% of the amount initially invested). Therefore, the full principal is at risk. Trigger PLUS can be used by investors who are moderately bullish and do not anticipate that the underlier will decline to (or to or below, as applicable) the stated trigger level at maturity. Underlier Loss/ Profit Maximum Payment at Maturity Bull PLUS Underlier Trigger PLUS Outperformance Range 1 00 0 _ _ + + Enhanced upside exposure subject to a maximum payment at maturity, repayment of principal up to a trigger level and full downside risk beyond the trigger level. Sample Term MORGAN STANLEY | 2024 S - 12

+30% +15% +30% Maximum Payment +20% +30% is 130% +25% MORGAN STANLEY | 2024 S - 13 the underlier.* - 15% - 15% If the underlier depreciates by less than 15%, Trigger 0% - 14% PLUS redeems for par and outperforms 0% Par is Paid - 5% LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES Trigger PLUS Sample Returns at Maturity 2x Leveraged Upside Exposure Principal is at Risk - 5 0% - 5 0% - 4 0% - 4 0% - 2 0% - 2 0% - 1 6% - 1 6% 0% 0% +5% +10% +10% +20% +30% + 3 0% +40% + 3 0% +50% + 3 0 % Underlier Price Return Trigger PLUS Return Maximum Payment is 130% This example is for hypothetical purposes only and does not cover the complete range of possible payouts at maturity. If the underlier depreciates by 15% or more, investors lose 1% for every 1% decline of the underlier. If the underlier depreciates by 50%, the investor’s loss is 50%, which is equivalent to a direct investment in a direct investment in the underlier.* If the underlier has appreciated at all at maturity, as long as the appreciation is less than the maximum payment of 30% the Trigger PLUS will outperform a direct investment in the underlier.* If the underlier has appreciated by more than 30% at maturity, Trigger PLUS will return 30% and underperform a direct investment in the underlier.* * Excluding dividends

This example is for hypothetical purposes only Dual Directional Trigger PLUS Underlier Loss/ Profit Unleveraged Trigger Zone Dual Directional Trigger PLUS Outperformance Range Maximum Payment at Maturity 1 00 0 _ _ + + Underlier Dual Directional Tigger PLUS Sample Term 36 Months Maturity 125% Upside leverage 150% Maximum Payment at Maturity 70% Trigger level Enhanced upside exposure subject to a maximum return at maturity, unleveraged positive returns for a limited range of negative performance of the underlier up to a trigger level and full downside risk beyond the trigger level. Enhanced upside exposure subject to a maximum payment at maturity, repayment of principal up to a trigger level and full downside risk beyond the trigger level. Investors who are able to withstand full downside exposure, but seek positive returns for a limited amount of negative performance of the underlier, provided that the value of the underlier is greater than (or, greater than or equal to, as applicable) the specified trigger level at maturity, may want to consider Dual Directional Trigger PLUS. Dual Directional Trigger PLUS provides for enhanced upside exposure, subject to a maximum return at maturity, and the potential to receive unleveraged positive returns for a limited range of negative performance of the underlier, provided that the underlier does not depreciate to (or to or below, as applicable) the specified trigger level at maturity. Dual Directional Trigger PLUS tends to have lower maximum payments at maturity as compared to the Bull PLUS, the Buffered PLUS and Trigger PLUS with the same maturities and underliers. HOW THE DUAL DIRECTIONAL TRIGGER FEATURE WORKS If the underlier has declined at maturity, but it has not declined to (or to or below, as applicable) the trigger level (usually 20% to 40% below the underlier’s initial level), Dual Directional Trigger PLUS will redeem for par plus a 1% positive return for every 1% decline of the underlier. However, if the underlier has declined to (or to or below, as applicable) the trigger level, Dual Directional Trigger PLUS will return par minus the full decline of the underlier from its initial level. LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES MORGAN STANLEY | 2024 S - 14

+29% - 29% +10% Absolute Return - 10% 0% Par is paid 0% MORGAN STANLEY | 2024 S - 15 +40% +32% +50% Maximum Payment +40% +50% is 150% +45% Dual Directional Trigger PLUS Sample Returns at Maturity investor’s loss is 70%, which is equivalent to a direct - 40% - 40% investment in the underlier.* - 3 0% - 30% - 70% - 70% - 50% - 50% Principal is at Risk 1.25x Leveraged Upside Exposure Maximum Payment is 150% +12% +15% +60% +50% +4% +5% +50% +50% +70% +50% Underlier Price Return Dual Directional Trigger PLUS Return For example, if the trigger level is set 25% below the underlier’s initial level and at maturity the underlier has declined by 20%, the Dual Directional Trigger PLUS will redeem for a gain of 20% (or 120% of the amount initially invested). However, if the underlier has declined by 25% or more (or, more than 25%, as applicable), for example, 32%, then the Dual Directional Trigger PLUS will redeem for a 32% loss (or 68% of the amount initially invested). Dual Directional Trigger PLUS can be used by investors to enhance returns and potentially outperform the underlier in moderately bullish scenarios and moderately bearish scenarios, provided that the underlier does not decline by more than (or, more than or equal to, as applicable) the stated trigger level at maturity. LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES This example is for hypothetical purposes only and does not cover the complete range of possible payouts at maturity. If the underlier depreciates by 30% or more, investors lose 1% for every 1% decline of the underlier. if the underlier depreciates by 70%, the If the underlier depreciates by less than 30% the Dual Directional Trigger PLUS redeems for par plus a 1% positive return for every 1% decline, and outperforms a direct investment in the underlier.* If the underlier has appreciated at all at maturity, as long as the appreciation is less than the maximum payment of 50%, the Dual Directional Trigger PLUS will outperform a direct investment in the underlier.* If the underlier has appreciated by more than 50% at maturity, the Dual Directional Trigger PLUS will return 50% and underperform a direct investment in the underlier.* * Excluding dividends

LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES Introduction to Leveraged Performance Investments Jump Securities Key Features Key Risks Provides a fixed return if the underlier appreciates at maturity Risk of loss of principal at maturity and increased loss if not held until maturity 1 1 2 2 Jump Securities represent a Leveraged Performance Strategy Investment that can be used to achieve specific investment objectives through various risk - reward profiles. Common applications include: Using Jump Securities as an enhanced alternative to traditional investments. Jump Securities offer investors an opportunity to enhance portfolio returns while being exposed to similar downside market risk relative to a direct investment in the underlying asset, provided that the Jump Securities are held to maturity. In exchange for a fixed return if the underlying asset has appreciated, most Jump Securities returns are subject to a fixed, limited upside return, and all payments on the Jump Securities are subject to the credit risk of the issuer. This fixed payment feature may provide investors with enhanced returns relative to a direct investment in the underlier within a certain range of performance. Similar to traditional investments, Jump Securities generally have one - for - one downside exposure. For Jump Securities linked to equities, the performance of the equity underliers are typically calculated on a price - return basis, and therefore the payout on the Jump Securities will not t h a t y o u w o u l d r e c e i v e w i t h a d i r e c t 3 reflect any dividends paid on the underlier investment in the equity. Accordingly, the performance comparisons in this prospectus supplement are based on the price return of the underliers. If specific Jump Securities are linked to an underlier calculated on a total - return basis, it will be specified in the applicable offering document. 3 Similar downside market risk to owning an investment directly with one - for - one downside exposure All payments subject to the credit risk of the issuer Most Jump Securities have maturities of 15 to 60 months No interest payments or dividends Using Jump Securities to diversify underlying asset class exposure. To assist in portfolio allocation, Morgan Stanley Wealth Management regularly offers Jump Securities tied to the performance of major benchmark indexes such as the S&P 500® Index, Dow Jones Industrial Average ® , The EURO STOXX 50® Index, MSCI Emerging Markets Index and MSCI EAFE Index®, as well as more tactical Jump Securities linked to current market themes and a variety of asset classes. However, Jump Securities are debt MORGAN STANLEY | 2024 S - 16 securities of the applicable issuer, they do not provide investors with ownership of the underlying assets and all payments on the Jump Securities are subject to the credit risk of that issuer. This prospectus supplement addresses the most common Jump Securities structure. Other variations of Jump Securities are possible (i.e., inclusion of a trigger feature or a dual directional trigger feature as discussed in the PLUS section), but they are not discussed in detail in this section of the prospectus supplement.

Potential fixed return 13% This example is for hypothetical purposes only Loss/ Profit Maximum Fixed Payment Jump Securities Underlier Jump outperformance Range 0 _ _ U n de r l i e r + + Enhanced upside exposure subject to a fixed return at maturity; full downside risk. Jump Securities Investors who are able to withstand full downside exposure, but seek a fixed positive return if the underlier appreciates (or remains unchanged or appreciates, as applicable), may want to consider Jump Securities. Jump Securities provide for enhanced upside exposure, subject to a fixed return at maturity, provided that the underlier does not depreciate at maturity. Jump Securities tend to have lower maximum payments at maturity as compared to the Bull PLUS with the same maturities and underliers. HOW THE JUMP FEATURE WORKS 100 If the underlier has appreciated (or remained unchanged or appreciated, as applicable) at maturity, the Jump Securities will redeem for par plus a fixed return. For example, if the underlier has appreciated by any amount, e.g., 5%, at maturity, the Jump Securities will return par plus a fixed amount of 13%. However, if the underlier has appreciated by more than 13%, in this example, e.g., 25%, the Jump Securities will return par plus the fixed amount of 13% and will underperform a direct investment. However, at maturity, if the underlier has declined below its initial level, the Jump Securities will return par minus the full decline of the underlier from its initial level. For example, if the underlier has depreciated by 30%, the Jump Securities will redeem for a 30% loss (or 70% of the amount initially invested). Jump Securities can be used by investors who are moderately bullish, but do not anticipate that the underlier will appreciate (or remain unchanged or appreciate, as applicable) by more than the stated fixed return amount. Sample Term Maturity 24 Months LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES MORGAN STANLEY | 2024 S - 17

Jump Securities Return Underlier Price Return - 50% - 50% - 40% - 40% - 20% Principal is at Risk - 20% - 10% - 10% - 1% - 1% 0% Par is paid 0% +13% +1% +13% Par + the Upside Payment of 13% +5% +13% +13% MORGAN STANLEY | 2024 S - 18 Jump Securities Sample Returns at Maturity Maximum Payment is 113% +30% +13% +15% +13% +40% +13% If the underlier depreciates, investors lose 1% for every 1% decline of the underlier. if the underlier depreciates by 50%, the investor’s loss is 50%, which is equivalent to a direct investment in the underlier.* If the underlier is unchanged at maturity, the Jump Securities redeem for par.* If the underlier has appreciated at maturity, as long as the appreciation is less than the maximum payment of 13%, the Jump Securities will outperform a direct investment in the underlier.* If the underlier has appreciated by more than 13% at maturity, the Jump Securities will return 13% and underperform a direct investment in the underlier.* LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES This example is for hypothetical purposes only and does not cover the complete range of possible payouts at maturity. * Excluding dividends

While investors’ risk tolerance and market views vary, PLUS or Jump Securities may provide an opportunity to customize the market risk and return profile of a traditional investment portfolio. A market leader in equity, currency, fixed income and commodity markets, Morgan Stanley Wealth Management is well - positioned to deliver innovative solutions to help meet our clients’ specific investment needs. We continue to extend our range of Structured Investments offerings beyond traditional asset classes, and today our product platform includes Structured Investments that cover many segments of the financial markets, giving you the opportunity to diversify underlying asset class exposure. However, all payments on the PLUS and Jump Securities are subject to the credit risk of the relevant issuer. Your Financial Advisor can help you determine how PLUS or Jump Securities might work best in your portfolio, based on your unique investment goals, time horizon and risk tolerance. For more information on PLUS, Jump Securities or other Morgan Stanley Structured Investments offerings, please contact your Financial Advisor. MORGAN STANLEY | 2024 S - 19 LEVERAGE PERFORMANCE INVESTMENTS: PLUS AND JUMP SECURITIES Who Should Consider Investing in PLUS or Jump Securities?

Important Information and Qualifications This prospectus supplement was prepared by sales, trading or other nonresearched personnel of Morgan Stanley Smith Barney LLC (together with its affiliates, “Morgan Stanley Wealth Management”) . This prospectus supplement was not produced by a Morgan Stanley & Co . LLC (“Morgan Stanley & Co . ”) or Morgan Stanley Wealth Management research analyst, although it may refer to a Morgan Stanley & Co . or Morgan Stanley Wealth Management research analyst or report . Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the aforementioned research departments or others in the firms . An investment in structured investments may not be appropriate for all investors . These investments involve substantial risks . The appropriateness of a particular investment or strategy will depend on an investor’s individual circumstances and objectives . This prospectus supplement does not provide individually tailored investment advice nor does it offer tax, regulatory, accounting or legal advice . We remind investors that these investments are subject to market risk and will fluctuate in value . The investments discussed or recommended in this prospectus supplement may not be appropriate for investors depending upon their specific investment objectives and financial position . No representation or warranty is made that any returns indicated will be achieved . Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein . The information and analyses contained herein are not intended as tax, legal or investment advice and may not be appropriate for your specific circumstances . Hypothetical performance results have inherent limitations . There are frequently sharp differences between hypothetical and actual performance results subsequently achieved by any particular trading strategy . Hypothetical performance results do not represent actual trading and are generally designed with the benefit of hindsight . They cannot account for all factors associated with risk, including the impact of financial risk in actual trading or the ability to withstand losses or to adhere to a particular trading strategy in the face of trading losses . There are numerous other factors related to the markets in general or to the implementation of any specific trading strategy that cannot be fully accounted for in the preparation of hypothetical performance results and all of which can adversely affect actual trading results . This prospectus supplement may not be distributed in any jurisdiction where it is unlawful to do so . The products described in this prospectus supplement may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so . This prospectus supplement is disseminated in Japan by Morgan Stanley Japan Limited ; in Hong Kong by Morgan Stanley Dean Witter Asia Limited ; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte . , regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents ; in Australia by Morgan Stanley Dean Witter Australia Limited A . B . N . 67 003 734 576 , a licensed dealer, which accepts responsibility for its contents ; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this prospectus supplement in Canada ; in Spain by Morgan Stanley, S . V . , S . A . , a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this prospectus supplement has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations ; in the United States by Morgan Stanley & Co . , which accepts responsibility for its contents ; and in the United Kingdom, this prospectus supplement is approved by Morgan Stanley & Co . International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co . International PLC, except as provided above . Private UK investors should obtain the advice of their Morgan Stanley & Co . International PLC representative about the investments concerned . In Australia, this prospectus supplement, and any access to it, is intended only for “wholesale clients” within the meaning of the Australian Corporations Act . Third - party data providers make no warranties or representations of any kind relating to the accuracy, completeness or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data . Any estimates, projections or predictions (including in tabular form) given in this prospectus supplement are intended to be forward - looking statements . Although Morgan Stanley Wealth Management believes that the expectations in such forward - looking statements are reasonable, it can give no assurance that any forward - looking statements will prove to be correct . Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected . These forward - looking statements speak only as of the date of this prospectus supplement . Morgan Stanley Wealth Management expressly disclaims any obligation or undertaking to update or revise any forward - looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based . This prospectus supplement was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U . S . federal tax laws . Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction . The trademarks and service marks contained herein are the property of their respective owners . Additional information on recommended securities discussed herein is available on request . This prospectus supplement or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley . Bull PLUS/ Buffered PLUS/ Trigger PLUS/ Dual Directional Trigger PLUS Investments and services offered through Morgan Stanley Smith Barney LLC . Member SIPC . © 2024 Morgan Stanley Smith Barney LLC. Member SIPC. MORGAN STANLEY | 2024 S - 20 CRC 3924222 10/24 CS 1250942 - 4672312 09/24